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                                   EXHIBIT NO. 3.1

                                ARTICLES OF AMENDMENT


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[LOGO]
JUN 14 1995


                                ARTICLES OF AMENDMENT

                           TO THE ARTICLES OF INCORPORATION

                                          OF

                                FIRST MANHATTAN, INC.

    Pursuant to the provisions of Section 16e-10a-1006 of the Nevada Revised Business Corporation Act, First Manhattan, Inc. hereby adopts the following amendment to its Articles of Incorporation.

                                      AMENDMENT

    A. ARTICLE I - Name

    Article I of the Company's Articles of Incorporation was amended to read as follows:

    ARTICLE I - NAME. The name of the corporation is GroupMed International,
Inc.





                                                              RECEIVED

                                                              JUN 14 1995

                                      SECRETARY OF STATE


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                                ADOPTION OF AMENDMENT

    The above amendment to the Articles of Incorporation of First Manhattan, Inc. was duly adopted by the shareholders of the corporation at a meeting held June 7, 1995 in the manner prescribed by the Nevada Revised Corporation Act as follows:


--------------------------------------------------------------------------------
Voting Group       Shares              Number of           Undisputed No.
Designation        Outstanding         votes allowed       of votes re-
                                                           presented
--------------------------------------------------------------------------------

Common Stock         200,000             200,000             200,000
--------------------------------------------------------------------------------

    The shareholders voted as follows on such amendment:

--------------------------------------------------------------------------------
Voting Group            Votes for Amendment                Votes against
Designation                                                Amendment
--------------------------------------------------------------------------------

Common Stock                 112,250                            -0-
--------------------------------------------------------------------------------

    The number of shares cast for the amendment by the voting group was sufficient for approval of the amendments by the group.

    In witness whereof, the undersigned president and secretary, having been thereto duly authorized, have executed the foregoing Articles of Amendment for the corporation this 7th day of June 1995.

                                       First Manhattan, Inc.


                                       /s/ Daniel N. Lomax
                                       -------------------------
                                            President



                                       /s/ [illegible]
                                       --------------------------
                                            Secretary

NOTARY
See attached